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                                                                   EXHIBIT 10.21

                          REINSURANCE POOLING AGREEMENT

          THIS AGREEMENT, effective as of January 1, 1999, by and between PXRE Reinsurance Company (hereinafter sometimes called "PXRE Reinsurance"), a corporation organized and existing under the laws of the State of Connecticut, and Transnational Insurance Company (hereinafter sometimes called "Transnational"), a corporation organized and existing under the laws of the State of Connecticut.

                              W I T N E S S E T H :

          WHEREAS, the parties hereto are engaged inter alia in the business of insurance and reinsurance in the United States and elsewhere; and

          WHEREAS, the parties hereto believe that it will be to their mutual benefit and advantage that the aggregate net retained portion of their policies and treaties of insurance and reinsurance be adjusted by mutual reinsurance to specified percentages;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          FIRST: The phrase "Business" as used herein shall mean the net retained portion of policies and treaties of insurance and reinsurance of all kinds written by any of the parties hereto effective on and after January 1, 1999, and during the term of this Agreement, excluding any such insurance or reinsurance which the parties agree in writing to exclude from this Agreement.

          SECOND: Beginning January 1, 1999, and continuing during the term of this Agreement, the parties hereto shall participate in each other's Business to the extent of the following percentages (hereinafter referred to as the "Specified Percentages"):

                       PXRE Reinsurance              75%

                       Transnational                 25%

This result shall be accomplished as follows:

(a) Transnational shall cede to PXRE Reinsurance, and PXRE Reinsurance shall accept, 100% of the liability on account of Business of Transnational; and

(b) PXRE Reinsurance shall cede and retrocede to Transnational, and Transnational shall accept, the Transnational Specified Percentage of liability on account of both the Business of PXRE Reinsurance and the Business of Transnational.







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          THIRD: In consideration of the acceptance of liability by way of reinsurance as hereinabove provided, each of the ceding parties shall pay to each of the accepting parties an amount equal to the retained portion of the premium written by the ceding company with respect to the Business comprising each cession hereunder; it being understood that in lieu of any commission thereon all of the underwriting expenses (other than federal income and profit taxes) pertaining to the Business comprising each such cession hereunder shall be apportioned among the parties to this Agreement in accordance with the Specified Percentages.

          FOURTH: Each party hereto may maintain its own reinsurance or retrocession covers for its protection. It is understood and agreed that PXRE Reinsurance may arrange for general reinsurances to apply to the combined Business of both the parties to this Agreement and that the premiums paid therefor shall be apportioned among said parties to this Agreement in accordance with the Specified Percentages.

          FIFTH: Accounts shall be rendered quarterly by each party (as the ceding company) to the other party (as the accepting company) within 30 days after the close of the quarter for which the account is tendered. The balance on either side shall be paid within 60 days thereafter.

          SIXTH: Losses shall be adjusted, settled or compromised by the ceding party on each risk and the result shall be binding upon the other party hereto and the parties hereto shall pay their Specified Percentages of such losses and all expenses connected therewith, but such other parties shall be credited with their Specified Percentages of any salvage or recovery which may be realized by the ceding party.

          SEVENTH: Each accepting party shall at all reasonable times have the right to inspect at the offices of the ceding party the books and documents referring to the Business ceded hereunder, but it is agreed that errors or omissions inadvertently made shall not invalidate the liability of any accepting party hereunder.

          EIGHTH: The term of this Agreement shall be unlimited in duration but this Agreement may be canceled upon written notice given by any party to the other party hereto prior to June 30 of any calendar year, such cancellation to become effective as of midnight of December 31 following. Cancellation by any one party shall terminate this Agreement as to all parties as of the same date. Upon cancellation of this Agreement, the liability of all accepting parties with respect to all Business ceded hereunder and still outstanding and unexpired at the effective date of such cancellation shall, unless otherwise mutually agreed in writing among the parties hereto, continue in force until expiry in ordinary course, or until the cancellation of such Business can be effected.

          NINTH: (a) Reinsurer's Obligation: In the event of the insolvency of PXRE Reinsurance, the reinsurance afforded by this Agreement shall be payable by Transnational on the basis of the liability of PXRE Reinsurance under the Business, without diminution because of such insolvency, directly to PXRE Reinsurance or its domiciliary liquidator,







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     receiver or conservator, except (i) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of PXRE Reinsurance or (ii) where Transnational, with the consent of the direct insured or insureds, has assumed such policy obligations as direct obligations of Transnational to such payees and in substitution for the obligations of PXRE Reinsurance to such payees.

(b) Notice and Defense of Claims: Transnational shall be given written notice of the pendency of each claim or loss which may involve the reinsurance afforded by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. Transnational shall have the right to investigate each such claim or loss and interpose at its own expense, in the proceeding where the claim or loss is to be adjudicated, any defense which it may deem available to PXRE Reinsurance or its liquidator, receiver, conservator, or statutory successor. If more than one reinsurer is involved, they may designate one reinsurer to act for all.

(c) Defense Expense: The expense thus incurred by Transnational shall be chargeable, subject to court approval, against the insolvent PXRE Reinsurance as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to PXRE Reinsurance solely as a result of the defense undertaken by Transnational.

(d) Reinsurer's Obligation: In the event of the insolvency of Transnational, the reinsurance afforded by this Agreement shall be payable by PXRE Reinsurance on the basis of the liability of Transnational under the Business, without diminution because of such insolvency, directly to Transnational or its domiciliary liquidator, receiver or conservator except
     (i) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of Transnational or (ii) where PXRE Reinsurance, with the consent of the direct insured or insureds, has assumed such policy obligations as direct obligations of PXRE Reinsurance to such payees and in substitution for the obligations of Transnational to such payees.

(e) Notice and Defense of Claims: PXRE Reinsurance shall be given written notice of the pendency of each claim or loss which may involve the reinsurance afforded by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. PXRE Reinsurance shall have the right to investigate each such claim or loss and interpose at its own expense, in the proceeding where the claim or loss is to be adjudicated, any defense which it may deem available to Transnational or its liquidator, receiver, conservator, or statutory successor. If more than one reinsurer is involved, they may designate one reinsurer to act for all.


(f) Defense Expense: The expense thus incurred by PXRE Reinsurance shall be chargeable, subject to court approval, against the insolvent Transnational as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to Transnational solely as a result of the defense undertaken by PXRE Reinsurance.







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(g)  Offset: Any debts or credits of the same class, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order, under this Agreement and any other reinsurance agreements heretofore or hereafter entered into between PXRE Reinsurance and Transnational (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party against the other may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any credits or claims of the same class then in existence and held by the other party may be offset against it.

(h) Rights of Parties: Nothing hereinabove set forth in this Insolvency Article shall in any way change the relationship or status of the parties hereto, nor enlarge the obligations of either party to any other except as specifically hereinabove provided, to wit, to pay the receiver on the basis of the amount of liability determined in the liquidation or receivership proceeding rather than on the basis of the actual amount of loss (dividends) paid by the domiciliary liquidator, receiver or conservator to allowed claimants. Nor, except as hereinabove specifically provided, shall anything in this Insolvency Article in any manner create any obligations or establish any right against Transnational or PXRE Reinsurance in favor of any third parties or any other persons not parties to this Agreement.

          TENTH: It is understood and agreed that the proceeds of any security posted in favor of either party to this Agreement to secure the performance of obligations on any business subject to pooling under this Agreement, whether by letter of credit, trust agreement, funds withheld or otherwise, shall be pooled pursuant to all of the terms and conditions of this Agreement.







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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their proper respective officers as of June 4th, 1999.


ATTEST:                                      PXRE REINSURANCE COMPANY


       Linda S. Clauser                      By    Sanford M. Kimmel
------------------------------                 -------------------------------
Secretary                                      Sanford M. Kimmel
                                               Senior Vice President & Treasurer


ATTEST:                                      TRANSNATIONAL INSURANCE
                                             COMPANY

       Linda S. Clauser                      By    Sanford M. Kimmel
------------------------------                 -------------------------------
Secretary                                      Sanford M. Kimmel
                                               Senior Vice President & Treasurer